                                                                     EXHIBIT 4.2

                      THE CONCENTRIC NETWORK CORPORATION

                                  NETHERLANDS

                              SHARE OPTION SCHEME

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Purposes..............................................................    1
     --------
2.   Definitions and interpretation........................................    1
     ------------------------------
3.   Selection of Eligible Employees.......................................    3
     -------------------------------
4.   Grant of Options......................................................    3
     ----------------
5.   Exercise of an Option.................................................    4
     ---------------------
6.   Period of Option and provisions for Participants leaving the Group....    4
     ------------------------------------------------------------------
7.   Variation of capital..................................................    5
     --------------------
8.   Exchange of Options...................................................    6
     -------------------
9.   Takeover and liquidation..............................................    6
     ------------------------
10.  Rights attaching to shares allotted pursuant to an Option.............    7
     ---------------------------------------------------------
11.  Availability of shares................................................    7
     ----------------------
12.  General...............................................................    7
     -------

                                                            DRAFT AS OF 02/04/00

      The Concentric Network Corporation Netherlands Share Option Scheme

1.   Purposes
     --------

     The purposes of the Concentric Network Corporation Netherlands Share Option Scheme are (i) to attract and retain the best available personnel for positions of substantial responsibility, (ii) to provide additional incentive to Eligible Employees, and (iii) to promote the success of the Company's business. The Scheme allows the Company to grant Options to purchase Ordinary Shares to Eligible Employees to achieve these purposes.

2.   Definitions and interpretation
     --------------------------------

     2.1 For the purposes of the Scheme, unless the context otherwise requires, the following words and expressions shall have the following meanings:

     "the Adoption Date"                means the date on which the Board passes
                                        a resolution adopting the Scheme;

     "the Auditors"                     means the auditors for the time being of
                                        the Company (acting as experts and not
                                        as arbitrators);

     "the Board"                        means the board of directors of the
                                        Company or the persons appointed by the
                                        board of directors of the Company to act as a committee for all or any matters relating to the Scheme;

     "the Company"                      means Concentric Network Corporation
                                        registered in Delaware;

     "Control"                          has the same meaning as in article 10a
                                        paragraph 5 of the US Taxes Act;

     "Date of Grant"                    means the date on which an Option is,
                                        was, or is to be granted under the
                                        Scheme;

     "Disability"                       means total and permanent disability, as
                                        evidenced to the satisfaction of the
                                        Board;

     "Eligible Employee"                means a person who is at the relevant
                                        Date of Grant a Full-Time Director or a
                                        Qualifying Employee in either case of a
                                        company selected by the Board to
                                        participate in the Scheme;

     "Full-Time Director"               means a director of the Company and/or
                                        any Subsidiary whose terms of office or
                                        employment require him to work for at
                                        least twenty-five hours per week
                                        (excluding meal breaks);

     "Group"                            means the Company and the Subsidiaries;

     "Option" means an option to acquire Scheme Shares granted pursuant to the Scheme;

     "Option Price"                     in relation to any Scheme Share means an
                                        amount determined by the Board being
                                        equal to the amount determined to be the market value on the Date of Grant of an Ordinary Share;

     "Ordinary Shares"                  means shares of common stock of the
                                        Company;

     "Participant"                      means any person who for the time being
                                        participates in the Scheme;

     "Qualifying Employee"              means an employee of the Company and/or
                                        a Subsidiary (who is not a director of
                                        the Company or a Subsidiary);

     "Qualifying Employment"            means office or employment either as a
                                        Full-Time Director or as a Qualifying
                                        Employee as the case may be;

     "Record Date"                      in relation to any particular payment of
                                        dividend or the making of any other
                                        distribution to the Company's
                                        stockholders means the date on which any such stockholder must duly be recognised as such by the Company in order to have the right to receive such dividend or other distribution;

     "the Rules"                        means these rules as from time to time
                                        amended;

     "the Scheme"                       means The Concentric Network Corporation
                                        Netherlands Share Option Scheme
                                        constituted and governed by the Rules;

     "Scheme Shares"                    means Ordinary Shares to be acquired by
                                        a Participant on the exercise by him of
                                        an Option;

     "Subsidiary"                       means any body corporate of which the
                                        Company is for the time being to be
                                        taken to have Control and which is a
                                        subsidiary of the Company within article
                                        10a, paragraph 4 of the US Taxes Act;

     "Subsisting Option"                means an Option which has neither lapsed
                                        nor been exercised;

     2.2 Where the context so permits the singular shall include the plural and vice versa and the masculine shall include the feminine.

     2.3 Reference to any Act shall include any statutory modification, amendment or re-enactment thereof.

3.   Selection of Eligible Employees
     -------------------------------

     3.1 The Board may from time to time at its discretion grant an Option to an Eligible Employee to be selected in each case at the discretion of the Board pursuant to the terms of the Scheme.

4.   Grant of Options
     ----------------

     4.1 Subject to the limitations referred to herein, the Board shall determine the number of Scheme Shares to be included in an Option.

     4.2 Options may be exercised on the Date of Grant, subject to the provisions of the Option Certificate.

     4.3 As soon as practicable after Options have been granted, the Board shall issue to each Participant an Option Certificate in the form of a deed specifying the option price and carrying a statement to the effect of Rule 4.4. The Option Certificate may also contain other terms and conditions which are relevant to the Option.

     4.4 An Option granted to an Eligible Employee shall not be transferable by the Eligible Employee other than by will or the laws of descent and distribution.

     4.5 The amount payable upon the exercise of an Option shall be the Option Price.

     4.6 Subject to the provisions of Rule 7, the total number of Ordinary Shares issued or remaining to be issued on the exercise of Options granted under the Scheme shall not exceed [1,000,000] Ordinary Shares. For the avoidance of doubt, shares subject to an Option which has lapsed, been cancelled or surrendered shall not count towards the above limits.

     4.7 The granting of Options does not qualify as an employment condition and is purely discretionary to the Board.

5.   Exercise of an Option
     ---------------------

     5.1 An Option shall be exercised by delivering to the Secretary of the Company a notice duly signed by the Participant in a form approved by the Board together with payment by cheque or in cash of the Option Price for each Scheme Share to be acquired and delivery of the Option Certificate for amendment or cancellation as the case may be. An Option may be exercised in part but may not be exercised in respect of a fraction of a Scheme Share.

     5.2 Subject to any necessary consents and to an Option having been exercised in accordance with the provisions of Rule 5.1, the Board shall as soon as practicable make an allotment or procure the transfer to the Participant or his nominee of the number of Scheme Shares specified in the notice exercising the Option. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Ordinary Shares, notwithstanding the exercise of the Option.

6.   Period of Option and provisions for Participants leaving the Group
     ------------------------------------------------------------------

     6.1 An Option may not be exercised later than the day specified in the Option Certificate (the "Expiration Date"). An Option shall lapse on the Expiration Date. The Expiration Date may not be later than the day before the tenth anniversary of the date that the Option was granted.

     6.2 Except as provided in Rules 6.4, 6.5 and 6.6 any Option will lapse at the moment the Participant is not longer in Qualifying Employment.

     6.3 Exercise of an Option shall only be effective provided that any income or withholding tax liability arising to the Participant at the date of exercising the Option is accompanied by payment of a sum equal to the tax due.

     6.4 Subject to Rule 6.1, if a Participant ceases to be in Qualifying Employment by reason of Disability, the Participant may exercise an Option in accordance with the provisions of the Option Certificate. The Participant may only exercise such Option within the period of time specified in the Option Certificate (the "Termination Period"). If the Termination Period is not specified in the Option Certificate, the Participant may exercise such Option within 12 months of the date of cessation of employment and shall thereafter cease to have any rights to exercise that Option.

     6.5 Subject to Rule 6.1, if a Participant dies whilst in Qualifying Employment, his personal representatives may within the Termination Period (which shall not exceed 12 months from the date of death) exercise an Option in accordance with the provisions of the Option Certificate. If the Termination Period is not specified in the Option Certificate, his personal representatives may exercise such Option within 12 months of the Participant's death and shall thereafter cease to have any rights to exercise that Option.

     6.6 Subject to Rule 6.1, if a Participant ceases to be in Qualifying Employment for any reason other than those specified in Rules 6.4 or 6.5, the Participant may within the Termination Period exercise an Option in accordance with the provisions of the Option Certificate. If the Termination Period is not specified in the Option Certificate, the Participant may exercise such Option within 3 months of the cessation of his employment and shall thereafter cease to have any rights to exercise that Option.

     6.7 If a Participant (or his personal representatives) shall cease to have any rights to exercise an Option under this Rule such Option shall lapse.

     6.8 Unless the Board provides otherwise, a Participant shall not be in Qualifying Employment during any unpaid leave of absence.

7.   Variation of capital
     --------------------

     7.1 In the event of any variation in or reorganisation of the share capital of the Company whether by way of capitalisation or offer by way of rights or reduction, sub-division or consolidation of shares, or otherwise, then:

          (A) the Option Price in respect of any Options granted pursuant to the Scheme; and/or

          (B)  the number of Scheme Shares subject to any such Option;

shall be varied by the Board in such manner as the Auditors advise to be in their opinion fair and reasonable. Such variation by the Board shall be final and binding on the Participants and the Company.

     7.2 In no circumstances shall the Option Price as reduced or adjusted pursuant to Rule 7.1 in respect of any Scheme Share be less than the nominal value of such share.

8.   Exchange of Options
     -------------------

     8.1 This Rule 8 applies where a company ("the Acquiring Company") obtains Control of the Company as a result of:

          (A) a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by it) made on a condition such that if satisfied the Acquiring Company will have Control of the Company; or

          (B) a general offer to acquire all the Ordinary Shares (or such Ordinary Shares as are not already owned by the Acquiring Company).

     8.2 If as a result of the events specified in Rule 8.1(A) and 8.1(B) the Acquiring Company has obtained Control of the Company, the Company shall seek the agreement of the Acquiring Company, and if such agreement is obtained, the Company shall forthwith notify each Participant thereof and any Subsisting Option shall be released by the Participant for a new Option on terms agreed between the Company and the Acquiring Company and certified by the Auditors as fair and reasonable.

     8.3 The provisions of this Rule 8 shall apply with any consequential amendments in the event that Control of the Acquiring Company itself changes as a result of the events specified in Rule 8.1.

9.   Takeover and liquidation
     ------------------------

     9.1 If the agreement of the Acquiring Company (as defined in Rule 8.1) cannot be obtained for the release of Subsisting Options for new options in accordance with Rule 8.2, then all Subsisting Options shall lapse immediately prior to the consummation of a transaction described in Rule 8.1.

     9.2 If a notice of a meeting to consider a resolution for any other voluntary winding up of the Company shall be given, the Board shall notify a Participant 10 days prior to the commencement of the winding up that he shall be entitled (subject to Rules 6.1 and 6.2) to exercise any Subsisting Option then held by him. All Subsisting Options shall lapse on the winding up of the Company.

     9.3 Upon the Board becoming aware that any of the events referred to above has happened, the effect thereof shall be notified forthwith by the Board to the Participants.

10.  Rights attaching to shares allotted pursuant to an Option
     ---------------------------------------------------------

     All Scheme Shares allotted pursuant to the exercise of any Option shall as to voting, dividend, transfer and other rights including those arising in the liquidation of the Company, rank equally in all respects and as to one class with the Ordinary Shares of the Company in issue as at the date of such allotment, save that any allotment made after the earlier of the date of announcement of a proposed dividend or other distribution and the Record Date of a proposed dividend or other distribution shall be made upon terms that the Ordinary Shares so allotted are not entitled to participate therein.

11.  Availability of shares
     ----------------------

     The Company will at all times keep sufficient authorised but unissued Ordinary Shares or have under its control sufficient issued Ordinary Shares to permit the exercise of all unexercised Options.

12.  General
     -------

     12.1 Participation in the Scheme by a Participant is a matter entirely separate from, and shall not affect, his pension rights and terms of employment and, in particular (but without prejudice to the generality of the foregoing), if a Participant shall cease for any reason (including, but without prejudice to the generality of the foregoing, his wrongful dismissal) to be employed by or hold office in the Company and/or any Subsidiary he shall not be entitled by way of compensation for loss or otherwise howsoever, to any sum or benefit to compensate him for the loss of any right or benefit under the Scheme.

     12.2 The Company shall maintain all necessary books of account and records relating to the Scheme.

     12.3 The Scheme shall in all respects be administered by the Board which may make such Rules not being inconsistent with the terms and conditions hereof for the conduct of the Scheme as the Board thinks fit. Any dispute regarding the interpretation of the Rules or the terms of any Option shall be determined by the Board (upon such advice as it shall consider necessary) and its decision shall be final and binding.

     12.4 A Participant who is a director of the Company may, notwithstanding his interest, vote on any resolution of the Board or the board of directors of the Company concerning the Scheme (other than in respect of his own participation therein) and may retain any benefits under the Scheme.

     12.5 The Board or the Company in general meeting may at any time terminate the Scheme and in such event no further Options will be granted but the subsisting rights of Participants will not thereby be affected.

     12.6 The Board shall not grant Options and no Eligible Employee shall exercise an Option or transfer any rights pursuant to an Option, while being in the possession of inside information as set forth in US or Netherlands inside trading legislation.

      The Concentric Network Corporation Netherlands Share Option Scheme

                            The option certificate


Article 1

This is to certify that ......................................... of
 ................................................ (hereinafter: the Employee) has been granted an Option to acquire ordinary shares in Concentric Network Corporation in accordance with and subject to the Rules of the Concentric
Network Corporation Netherlands Share Option Scheme.

Details of the Option are as follows:

======================================================================================================
(1)                                 (2)                                 (3)
Number of shares over               Option Price per Share              Date of Grant of Option
which the Option is held
------------------------------------------------------------------------------------------------------
======================================================================================================

Article 2
The Option is exercisable in accordance with the Rules of the said Scheme.

Article 3
The Option is personal and is not capable of assignment. Any purported assignment, pledge, disposal of or dealing with an Option shall cause the Option to lapse forthwith.

Article 4
The Expiration Date will be .......................... [10 years after the date of grant].

Article 5
At the Date of Grant, the Option becomes immediately and fully exercisable.

Article 6
If and insofar the Employee exercises the Option, the Employee is obliged to immediately sell the Scheme Shares acquired.

Article 7
If the Employee has sold the Scheme Shares as mentioned in article 6, the Employee is obliged to provide the Company with copies of the documents regarding this sell.

Article 8
In the event the Qualifying Employment ends before ......................... [4 years after the date of grant], other than due to death of the Employee, a penalty shall be due by the Employee if and insofar as the Option is exercised before termination date (the Reimbursement).

Article 9
The Reimbursement is determined by the Benefit of the Option, based upon the following:
 .    if the Option is exercised by the Employee before one year's anniversary:
     100% of the Benefit;
 .    if the Option is exercised by the Employee on one year's anniversary: 75%
     of the Benefit;
 .    thereafter, if the Option is exercised by the Employee after one year's anniversary, the percentage of 75 will decrease with 2.1 for each full month the Qualifying Employment exists after ................. [4 years after the date of grant].

Article 10
The Benefit will be determined at the difference between the fair market value of the shares at the moment of exercise of the Option and the exercise-price of the Option, minus taxes due upon exercise.

Article 11
Any tax and/or social security liabilities in connection with this Option will be for the account of the Employee. By signing this Option Certificate, the Employee declares to agree that the tax and/or social security liabilities are exclusively levied at the moment the Option is exercised. The taxable value amounts to the difference between the fair market value of the Scheme Shares and the exercise price of the Option. The Employee will not take another position by filing his individual income tax return.

Article 12
A form of exercise is printed on the reverse of this certificate.

THE COMMON SEAL of the Company was hereunto affixed in the presence of

_______________________________________
Director


_______________________________________
Director/Secretary


THIS CERTIFICATE SHOULD BE KEPT IN A SAFE PLACE. YOU WILL NEED TO PRODUCE IT IN ORDER TO ACQUIRE THE SHARES SHOWN.

                         NOTICE OF EXERCISE OF OPTION


I am entitled to exercise an Option under the Concentric Network Corporation Netherlands Share Option Scheme as set out in the Option Certificate overleaf.

I now apply for shares indicated below and request that you arrange for the allotment and immediately sell of these shares.

Number of shares applied for ______________
I enclose the sum of NLG ___________ in cash being payment in full for those shares at the option price per share shown on the option certificate.

OR

I enclose a cheque made payable to [             ] for NLG _____________ being
payment in full for those shares at the option price per share shown on the option certificate.

and confirm that as regards any tax liability arising upon exercise of the Option, to the extent that the amount of such liability cannot be deducted in full from my salary:

(a)  I agree (and the Company has consented) to repay such amount to the     [_]
     Company in instalments by way of deduction from salary; or
(b)  the cheque accompanying this notice of exercise includes a sum equal    [_]
     to the amount due.

Please tick the appropriate box and speak to [the Company Secretary] for guidance if required.



Personal Details (block capitals)

Mr/Mrs/Miss/Ms__________________________________________________________________
FORENAMES_______________________________________________________________________
ADDRESS_________________________________________________________________________
 _______________________________________________________________________________
POSTCODE________________________________________________________________________
SIGNED__________________________________________________________________________
DATE____________________________________________________________________________

                                                                        Addendum

Concentric Network Corporation Netherlands Share Option Scheme


Example

exercise price of the option                  NLG 100
fair market value of a share after 2 years    NLG 150

The employee leaves the company two years (24 months) after the option is granted. The option is exercised before termination date. The employee is obliged to immediately sell the shares acquired.

The taxable benefit at the moment of exercising the option amounts to NLG 150 minus NLG 100 = NLG 50. Assuming that the maximum tax rate of 60% applies, the taxation amounts to NLG 30 (= NLG 50 x 60%). Based on article 10 of the option certificate, the benefit amounts to NLG 50 minus NLG 30 = NLG 20.

Article 8 and 9 of the certificate determine that 49.8% (see the schedule attached) of the benefit must be paid by the employee to the employer. The benefit is determined in article 10. As a result, the penalty amounts to NLG
9.96 (=NLG 20 x 49.8%).

Benefit of the option                              NLG 50.00
Minus: taxation                                    NLG 30.00 -/-
Minus: penalty                                     NLG  9.96 -/-
                                                   ---------
Net result                                         NLG 10.04
                                                   =========